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                                                                   Exhibit 10.47

                                 PROMISSORY NOTE

$5,832,094.27                                            LOS ANGELES, CALIFORNIA
                                                                   JUNE 18, 2001

    FOR VALUE RECEIVED, the undersigned, WAREFORCE INCORPORATED, a California corporation, located at 2281 Rosecrans Ave., Suite 155, El Segundo, California 90245 ("Wareforce" or "Maker") promises to pay to the order of MICROSOFT CORPORATION ("Microsoft" or "Payee") the sum of FIVE MILLION, EIGHT HUNDRED THIRTY TWO THOUSAND, NINETY FOUR DOLLARS AND TWENTY-SEVEN CENTS (U.S. $5,832,094.27) with interest, from the date of this Note, on the unpaid principal hereof, until paid in full at the rate of six and a half percent (6.5%) per annum payable as follows:

                      - Within forty five (45) calendar days after the end of every financial quarter, a sum representing the lesser of twenty-five percent (25%) of Wareforce's quarterly Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) or sixty-five percent (65%) of Wareforce's quarterly Earnings Before Taxes, Depreciation, and Amortization (EBTDA).

        1. PREPAYMENT. This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty. All prepayments shall be applied first to interest, then to principal payments in the order of their maturity. Provided, however, if Wareforce pays the entire principal amount due on or before June 30, 2002, (or December 31, 2002 if the Maturity Date is extended as provided for under Paragraph 3 below) then all interest paid shall be deemed to be a reduction of principal, and Microsoft shall not be entitled to any interest on account of this Note.

        2. APPLICATION OF PAYMENTS. All payments herein shall be applied first to fees and costs, if any, then to accrued interest, then to principal amounts owed in the order of their maturity.

        3. MATURITY DATE. Unless sooner paid by the Maker, the entire unpaid principal balance of this Note, plus accrued but unpaid interest, and all other amounts owing hereunder, less any payments made by Wareforce, shall become due and payable on June 30, 2002 ("Maturity Date"). The Maturity Date shall be extended by an additional twelve-month (12) period until June 30, 2003 ("First Extension Period") if the Maker complies with all the provisions of this Note and the Settlement Agreement signed by the Maker and the Payee concurrently herewith ("Settlement Agreement"), incorporated herein by reference, and the Maker reduces the principal amount owed under this Note by a sum of not less than Five Hundred Thousand Dollars (U.S. $500,000) prior to the Maturity Date. On or before the expiration of the First Extension Period, the Maturity Date shall be further extended by additional twelve-month (12) terms until the principal amount of the Note and all accrued interest is paid in full, if the Maker complies with all the provisions of this Note and the Settlement Agreement, and the Maker reduces the principal

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amount owed under this Note by a sum of not less than Five Hundred Thousand
Dollars (U.S. $500,000), or such lesser amount equal to the outstanding principal balance if the principal balance is less than Five Hundred Thousand Dollars (U.S. $500,000), during each additional extension period.

        4. EVENTS OF DEFAULT. Any of the following events shall be deemed an event of default of this Note:

               (a) Failure to make payment of any amount payable under the terms of this Note, and if such default is not cured within twenty (20) days after the date of default; or

               (b) If at any time Wareforce is in default under its lending agreements with its primary lender (i.e., the lending institution or institutions providing Wareforce with its primary accounts receivable and inventory financing) and such default remains uncured past any cure period allowed for in such lending agreements; or

               (c) If Wareforce loses its financing with its primary lender without prior commitment from another lender to assume the financing obligations; or

               (d) If Maker defaults under the Settlement Agreement, including failure to provide and disclose any and all financial information necessary for Microsoft to monitor and ensure compliance with this Note.

        5. DEFAULT REMEDIES. If an event of default as defined above occurs, then, the entire indebtedness evidenced herein, less any payments made by Maker as of the date of the default, shall become immediately due and payable and all such amounts shall thereafter bear interest at the rate of twelve percent (12%) per annum until paid in full. Failure to exercise this option shall not waive the right to exercise the same in the event of any subsequent default. Nothing in this Note precludes the Payee from exercising its default remedies provided for under the Settlement Agreement, executed concurrently herewith, between Payee and Maker.

        6. ALLOWED CLAIM. If Maker files or is forced into filing a petition for relief under State and/or Federal insolvency laws (including any proceeding under Title 11 of the United States Code), or should the enforcement of this Note be stayed for any reason pursuant to such laws, then Microsoft shall be allowed an unsecured claim against Wareforce in an amount equal to the entire unpaid principal balance of this Note, as may be amended pursuant to Paragraph 7 below, plus accrued but unpaid interest, and all other amounts owing hereunder, less any payments made by Wareforce, without any objection or dispute by Wareforce or its successors, if any.

        7. POTENTIAL TO INCREASE PRINCIPAL AMOUNT. This Note may be amended at any time, in writing, to increase the principal amount of this Note by up to Two Hundred Thousand Dollars (U.S. $200,000.00) if evidence is presented

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by Microsoft to Wareforce that certain unpaid invoices that should have been included in the principal amount were erroneously or unintentionally omitted or otherwise excluded from the principal amount.

        8. ATTORNEYS' FEES. If suit, action, or proceeding of any nature whatsoever (including any proceeding under Title 11 of the United States Code) is instituted in connection with any controversy arising out of this Note, or to collect any of the principal or interest of this Note, the Maker promises to pay attorneys' fees and all costs associated with such action or suit, including, without limitation, attorneys' fees, court costs, expenses provided by statute or otherwise, and such sums as the court may award as attorneys' fees in such proceeding and on any appeals from any judgment or decree entered therein.

        9. JURISDICTION, VENUE, AND GOVERNING LAW. The parties to this Note irrevocably agree that sole and exclusive jurisdiction for collection proceedings or litigation under this Note shall be in the courts of the State of Washington, County of King. This Note shall be construed and enforced according to the law of the State of Washington.

        The Maker of this Note executes the same as a principal not as surety.

        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE UNENFORCEABLE UNDER WASHINGTON LAW.

DATED this 18th day of June, 2001.

MAKER:                                  WAREFORCE INCORPORATED

                                        BY: /s/ Don Hughes
                                            -----------------------------
                                        NAME: Don Hughes
                                        ITS:  CFO


STATE OF CALIFORNIA        }
                           }  SS
County of Los Angeles      }


I certify that I know or have satisfactory evidence that Don Hughes is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) is authorized to execute the instrument and acknowledged it as the Chief Financial Officer of Wareforce Incorporated to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated June 18, 2001                     /s/ Jane Schiesl

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                                        Notary Public in and for the State of
                                        California
                                        residing at

                                        ________________________________________

                                        My appointment expires

                                        _______________________________________

________________________________
    Print Name Jane Schiesl